Exhibit 1

DIRECTORS AND EXECUTIVE OFFICERS OF

PEP VI INTERNATIONAL LTD.

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of PEP VI International Ltd. are set forth below.

Name	Employer & Business Address	Occupation/Position	Citizenship
Jonathan M. Nelson	Providence Equity Partners Inc. 50 Kennedy Plaza Providence, Rhode Island 02903

Director, Managing Member and Chief Executive Officer of Providence Equity Partners L.L.C. and its affiliated non-portfolio entities, including advisor to the private investment funds it has organized; Management and Investment Committees of Providence Equity Partners Inc.; Director of Metro-Goldwyn-Mayer, Inc.; Director of Bresnan Broadband Holdings, LLC (also known as Mountain State Cable Television, LLC); Director of Univision Communications Inc.; Director and Executive Committee Member of Yankee Entertainment and Sports Network, L.L.C.; Director of Hulu, L.L.C.

United States
Glenn M. Creamer	Providence Equity Partners Inc. 50 Kennedy Plaza Providence, Rhode Island 02903

Director and Senior Managing Director of Providence Equity Partners L.L.C. and certain of its affiliates; Director of CDW Corporation; Director of Medical Media Holdings, LLC; Director of Telecordia Technologies, Inc.

United States
Paul J. Salem	Providence Equity Partners Inc. 50 Kennedy Plaza Providence, Rhode Island 02903	Director and Senior Managing Director, of Providence Equity Partners L.L.C. and certain of its affiliates; Director of Asurion Corporation; Director of Education Management Corporation	United States
Raymond M. Mathieu	Providence Equity Partners Inc. 50 Kennedy Plaza Providence, Rhode Island 02903	Chief Financial Officer and Treasurer of Providence Equity Partners L.L.C. and certain of its affiliates; Director of EGS Dutchco B.V.; Manager and Chief Financial Officer of EGS Luxco S.ár.l.	United States

DIRECTORS AND EXECUTIVE OFFICERS OF

PROVIDENCE EQUITY PARTNERS VI INTERNATIONAL L.P.

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of Providence Equity Partners VI International L.P. are set forth below.

Name	Employer & Business Address	Occupation/Position	Citizenship
N/A – Please see information under PEP VI International Ltd. above.

DIRECTORS AND EXECUTIVE OFFICERS OF

PROVIDENCE EQUITY GP VI INTERNATIONAL L.P.

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of Providence Equity GP VI International L.P. are set forth below.

Name	Employer & Business Address	Occupation/Position	Citizenship
N/A – Please see information under PEP VI International Ltd. above.

DIRECTORS AND EXECUTIVE OFFICERS OF

EGS DUTCHCO B.V.

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of EGS Dutchco B.V. are set forth below.

Name	Employer & Business Address	Occupation/Position	Citizenship
Raymond M. Mathieu	Please see information under PEP VI International Ltd. above.		United States
Sinisa Krnic	Providence Equity LLP 28 St. George Street London, England, W1S 2FA	Director of EGS Dutchco B.V.; Manager of EGS Luxco S.àr.l.; Vice President of Providence Equity Partners L.L.C.	United Kingdom
Dirk Stolp	ATC Corporate Services (Netherlands) B.V., Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands	Director of EGS Dutchco B.V.; ATC Corporate Services (Netherlands) B.V.; director of various entities as a result of his employment with ATC Corporate Services (Netherlands) B.V.	Netherlands
Edwin Martinus Paul Rijbroek	ATC Corporate Services (Netherlands) B.V., Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands	Director of EGS Dutchco B.V.; ATC Corporate Services (Netherlands) B.V.; director of various entities as a result of his employment with ATC Corporate Services (Netherlands) B.V.	Netherlands

DIRECTORS AND EXECUTIVE OFFICERS OF

EGS LUXCO S.AR.L

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of EGS Luxco S.àr.l. are set forth below.

Name	Employer & Business Address	Occupation/Position	Citizenship
Raymond M. Mathieu	Please see information under PEP VI International Ltd. above.		United States
John D. Woodworth	Providence Equity Partners L.L.C.. 50 Kennedy Plaza Providence, Rhode Island 02903	Manager and Controller of EGS Luxco S.àr.l., Controller of Providence Equity Partners L.L.C. and director of various of its affiliates.	United States
Sinisa Krnic	Please see information under EGS Dutchco B.V. above.
Claude Larbiére	Gefco SA 6, rue N. Wester L-5836 Alzingen, Luxembourg	Manager and Finance Director of EGS Luxco S.àr.l.; Managing Director of Gefco SA; Director of various entities as a result of his employment with Gefco SA	Luxembourg

DIRECTORS AND EXECUTIVE OFFICERSOF

AYALA CORPORATION

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of Ayala Corporation are set forth below.

Name	Employer & Business Address	Occupation/Position	Citizenship
Jaime Augusto Zobel de Ayala	Ayala Corporation 34/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director, Chairman and CEO of Ayala Corporation	Filipino
Fernando Zobel de Ayala	Ayala Corporation 34/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director, Vice Chairman, President and COO of Ayala Corporation	Filipino
Mercedita S. Nolledo	Ayala Corporation 34/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director, Senior Counsel & Corporate Secretary of Ayala Corporation	Filipino
Delfin L. Lazaro	Ayala Corporation 34/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director and Senior Managing Director of Ayala Corporation; Chief Executive Officer of AC Capital	Filipino
Xavier P. Loinaz	c/o Bank of the Philippine Islands 19/F BPI Head Office Ayala Avenue corner Paseo de Roxas, Makati City, Philippines 1226	Director of Ayala Corporation; Director of Bank of the Philippine Islands; Director of Globe Telecom, Inc.	Filipino
Meneleo J. Carlos, Jr.	RI Chemical Corporation E. Rodriguez Ave., Bgy. Bagong Ilog, Pasig City, Philippines

Director of Ayala Corporation; Chairman and President of RI Chemical Corporation; President of Resins, Inc.; President of Riverbanks Development Corporation; Director of Integrated Microelectronics, Inc.

Filipino
Nobuya Ichiki	Mitsubishi Corporation 52/F PBCom Tower VA Rufino St., Makati City, Philippines	Director of Ayala Corporation; General Manager of Mitsubishi Corporation-Manila Branch	Japanese
Rufino Luis T. Manotok	Ayala Corporation 34/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Senior Managing Director, Corporate Information Officer, and Chief Finance Officer of Ayala Corporation	Filipino
Ramon G. Opulencia	Ayala Corporation 33/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Managing Director and Treasurer of Ayala Corporation	Filipino
Solomon M. Hermosura	Ayala Corporation 33/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Managing Director, Assistant Corporate Secretary, General Counsel and Compliance Officer of Ayala Corporation	Filipino
John Philip S. Orbeta	Ayala Corporation 32/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Managing Director of Ayala Corporation	Filipino

DIRECTORS AND EXECUTIVE OFFICERS OF

AZALEA INTERNATIONAL VENTURE PARTNERS LTD.

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of Azalea International Venture Partners Ltd. are set forth below.

Name	Employer & Business Address	Occupation/ Position*	Citizenship
Delfin L. Lazaro	c/o Ayala Corporation 34/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director and Chairman of Azalea International Venture Partners Ltd.	Filipino
Ricardo Nicanor N. Jacinto	c/o Ayala Corporation 32/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director of Azalea International Venture Partners Ltd.; Managing Director of Ayala Corporation	Filipino
Gerardo C. Ablaza, Jr.	c/o Ayala Corporation 34/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director of Azalea International Venture Partners Ltd.; Senior Managing Director of Ayala Corporation	Filipino
Rufino Luis T. Manotok	c/o Ayala Corporation 34/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director of Azalea International Venture Partners Ltd.	Filipino
Charles C. Cosgrove	c/o Ayala International Raffles City Tower #320-03 A Singapore	Director of Azalea International Venture Partners Ltd.; CEO of AG Holdings, Ltd.	US

* In addition to positions stated in the table for Ayala Corporation

DIRECTORS AND EXECUTIVE OFFICERS OF

LIVEIT INVESTMENTS LIMITED

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of LiveIt Investments Limited are set forth below.

Name	Employer & Business Address	Occupation/ Position*	Citizenship
Alfredo I. Ayala	c/o Ayala Corporation 32/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director, Chairman and CEO of LiveIt Investments Limited	Filipino
Gerardo C. Ablaza, Jr.	c/o Ayala Corporation 34/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director of LiveIt Investments Limited	Filipino
John Philip S. Orbeta	c/o Ayala Corporation 32/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director of LiveIt Investments Limited	Filipino
Solomon M. Hermosura	c/o Ayala Corporation 33/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director and Secretary of LiveIt Investments Limited	Filipino
Ginaflor C. Oris	c/o Ayala Corporation 32/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director of LiveIt Investments Limited; Associate Director of Ayala Corporation	Filipino

* In addition to positions stated in the table for Ayala Corporation

DIRECTORS AND EXECUTIVE OFFICERS OF

NEWBRIDGE INTERNATIONAL INVESTMENT LTD.

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of NewBridge International Investment Ltd. are set forth below.

Name	Employer & Business Address	Occupation/ Position*	Citizenship
Alfredo I. Ayala	c/o Ayala Corporation 32/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director of NewBridge International Investment Ltd.	Filipino
Gerardo C. Ablaza, Jr.	c/o Ayala Corporation 34/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director of NewBridge International Investment Ltd.	Filipino
Solomon M. Hermosura	c/o Ayala Corporation 33/F Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director and Secretary of NewBridge International Investment Ltd.	Filipino

* In addition to positions stated in the table for Ayala Corporation